Exhibit 99

COVENANT TRANSPORTATION GROUP REALIGNS EXECUTIVE TEAM TO ACCELERATE EXECUTION OF STRATEGIC PLAN

CHATTANOOGA, TENNESSEE – April 28, 2020 - Covenant Transportation Group, Inc.  (NASDAQ/GS: CVTI) (“CTG”) today announced the following executive team changes:

•
John A. Tweed has been named Co-President and Chief Operating Officer, with responsibility for enterprise-wide operations, sales, and safety functions, as well as the expansion of our contract logistics business and improvements in our operating efficiency.

•
Joey B. Hogan has been named Co-President and Chief Administrative Officer, with responsibility for all enterprise-wide administrative functions, including strategic planning, finance, human resources, and information technology, as well as equipment and maintenance. Messrs. Bunn and Cribbs will continue to report to Mr. Hogan.

•	M. Paul Bunn has been named Executive Vice President and Chief Financial Officer, with responsibility for all enterprise-wide efficiency, financial, and accounting functions.
•
Richard B. Cribbs has been named Senior Vice President of Strategy & Investor Relations, Treasurer, with responsibility for our capital structure, strategy, risk management, and investor relation functions.

Company Comments

Chairman and Chief Executive Officer, David R. Parker, commented: “We are blessed with a deep and talented management team that is highly committed to our strategic vision. The appointments announced today will accelerate our progress by aligning our team’s talents with our most imperative goals.  I am proud of the way the entire executive team pulled together to redesign our organizational structure with the good of the entire enterprise in mind.”

Mr. Parker continued: “Our strategic vision is to strengthen our position in the U.S. logistics industry, de-risk our leverage profile, and concentrate our business model on more sustainable, higher margin services and sectors where we can add considerable value to our partner-customers. To accomplish this vision, we are accelerating the migration of our services toward contract logistics (long-term dedicated contract truckload, warehousing, transportation management, and brokerage) and expedited truckload services, reducing the percentage of revenue and capital allocated to the other portions of our business, and lowering overhead costs. We are using a framework of sustained earnings, de-leveraging, and return on capital targets to guide our decisions. With recent dedicated truckload and warehouse services contract wins, the closure of the Texarkana facility and an upcoming disposition of a currently unoccupied facility, and the downsizing of our fleet capital expenditure plans, we are off to a fast start.  The combination of Joey Hogan’s historical knowledge of Covenant and John Tweed’s performance-oriented management approach was instrumental in driving these actions and validated the basis for the changes.

“Our realigned executive structure will capitalize on the strengths of each member and magnify the effectiveness of the entire team.  John Tweed’s expertise in contract logistics is fundamental to Covenant’s future as we continue to become more deeply embedded in our customers’ supply chains and seek organizational efficiency. We have benefitted from John’s presence over the past two years as the Landair operations have been a stable and highly profitable performer. Importantly, Joey Hogan’s financial acumen and strategic thinking will be concentrated on improving all administrative functions, including organizational development, our technology future, financial and strategic planning, and furthering our culture.  Paul Bunn’s ability to integrate financial and business planning is a strong complement to John’s skill set and managing through a changing business mix.  And Richard Cribbs will continue to deliver a strong capital markets, risk management, and strategic presence as we de-leverage our balance sheet and improve our return on capital.  I’m confident we have the team to drive Covenant forward and look forward to reporting the progress on our plan as we take this opportunity to strengthen and re-energize the enterprise during the current economic environment and return to normal operations with a brighter future.”

Executive Bios

John A. Tweed, 54, was appointed Co-President and Chief Operating Officer in April 2020.  Mr. Tweed joined the Company in July 2018 following our acquisition of Landair Holdings Inc. (“Landair”) and previously was the EVP and COO of Landair. Prior to the Company’s acquisition of Landair (the “Landair Acquisition”), Mr. Tweed served as the CEO of Landair since 2000. Prior to becoming CEO of Landair, Mr. Tweed held various positions at Landair, including vice president of sales and special-projects manager. Mr. Tweed is an active committee and board member for several industry associations and community organizations.

Joey B. Hogan, 58, was appointed Co-President and Chief Administrative Officer in April 2020.  Previously, Mr. Hogan served as our President and Chief Operating Officer from February 2016 to April 2020.  From May 2007 to February 2016 Mr. Hogan served as our Senior Executive Vice President and COO, as well as President of CTI.  Mr. Hogan was our CFO from 1997 to May 2007, our Executive Vice President from May 2003 to May 2007, and a Senior Vice President from December 2001 to May 2003.  From joining us in August 1997 through December 2001, Mr. Hogan served as our Treasurer.  Mr. Hogan served as a director and on the Audit Committee of Chattem, Inc., a consumer products company, from April 2009 through March 2010, and currently serves as an officer of the Truckload Carriers Association.

M. Paul Bunn, 42, was appointed our Executive Vice President, Chief Financial Officer, and Secretary in April 2020. Mr. Bunn previously served as our Executive Vice President since April 2019, Chief Accounting Officer and Treasurer since January 2012, and Senior Vice President since 2017.  Previously, Mr. Bunn served as our Corporate Controller from July 2009 to January 2012.  Prior to that, Mr. Bunn served as an Audit Senior Manager for Ernst & Young, LLP, a global professional services provider.

Richard B. Cribbs, 48, was appointed Senior Vice President of Strategy & Investor Relations, Treasurer in April 2020.  Previously, Mr. Cribbs served as our Executive Vice President and CFO since February 2016. From May 2008 to February 2016 Mr. Cribbs served as our Senior Vice President and CFO.  Mr. Cribbs served as our Vice President and Chief Accounting Officer from May 2007 to May 2008 and Corporate Controller from May 2006 to May 2007.  Prior to joining the Company, Mr. Cribbs was the Corporate Controller, Assistant Secretary, and Assistant Treasurer for Tandus, Inc., a commercial flooring company, from May 2005 to May 2006.  Mr. Cribbs also previously served as CFO of Modern Industries, Inc., a tier two automotive supply company, from December 1999 to May 2005.

Covenant Transportation Group, Inc., through its subsidiaries, offers an integrated suite of contract logistics, truckload transportation, other supply chain services, and revenue equipment sales and leasing to a diverse customer base throughout the United States. The Company's Class A common stock is traded on the NASDAQ Global Select market under the symbol, “CVTI”.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended.  Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," “outlook,” “focus,” “seek,” “potential,” “continue,” “goal,” “target,” “objective,” “will,” derivations thereof, and similar terms and phrases.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this press release, the statements relating to our strategic vision, reducing financial leverage, improving earnings and return on capital, planned dispositions and capital expenditures, expectations for our realigned executive structure and contributions of each executive team member, service offering expectations, and the economic environment are forward-looking statements. The following factors, among others could cause actual results to differ materially from those in the forward-looking statements: elevated experience in the frequency and severity of claims relating to accident, cargo, workers' compensation, health, and other claims, increased insurance premiums, higher self-insured retentions, reduced insurance coverage, fluctuations in claims expenses that result from our self-insured retention amounts, including in our excess layers and in respect of claims for which we commute policy coverage, and the requirement that we pay additional premiums if there are claims in certain of those layers, differences between estimates used in establishing and adjusting claims reserves and actual results over time, adverse changes in claims experience and loss development factors, or additional changes in management's estimates of liability based upon such experience and development factors that cause our expectations of insurance and claims expense to be inaccurate or otherwise impacts our results; government regulations imposed on our captive insurance companies; changes in the market condition for used revenue equipment and real estate that impact our capital expenditures and our ability to dispose of revenue equipment and real estate on the schedule and for the prices we expect; increases in the prices paid for new revenue equipment that impact our capital expenditures and our results generally; changes in management’s estimates of the need for new tractors and trailers; the effect of any reduction in tractor purchases on the number of tractors that will be accepted by manufacturers under tradeback arrangements; our inability to generate sufficient cash from operations and obtain financing on favorable terms to meet our significant ongoing capital requirements; our ability to respond to changes in our industry or business in light of our substantial indebtedness and lease obligations; our ability to sustain or increase profitability in the future; the risks related to our Factoring segment; our ability to maintain compliance with the provisions of our credit agreements, particularly financial covenants in our revolving credit facility; excess tractor or trailer capacity in the trucking industry;  decreased demand for our services or loss of one or more of our major customers; our ability to renew dedicated service offering contracts on the terms and schedule we expect; surplus inventories, recessionary economic cycles, and downturns in customers' business cycles; strikes, work slowdowns, or work stoppages at the Company, customers, ports, or other shipping related facilities; increases or rapid fluctuations in fuel prices, as well as fluctuations in hedging activities and surcharge collection, including, but not limited to, changes in customer fuel surcharge policies and increases in fuel surcharge bases by customers; the volume and terms of diesel purchase commitments and hedging contracts;  interest rates, fuel taxes, tolls, and license and registration fees; increases in compensation for and difficulty in attracting and retaining qualified drivers and independent contractors; our ability to retain our key employees; the risks associated with engaging independent contractors to provide a portion of our capacity; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; our dependence on third-party providers, particularly in our Managed Freight segment; regulatory requirements that increase costs, decrease efficiency, or impact the availability or effective driving time of our drivers and other drivers in the industry, including the terms and exemptions from hours-of-service and electronic log requirements for drivers and the Federal Motor Carrier Safety Administration’s Compliance, Safety, Accountability program applicable to driver standards and the methodology for determining a carrier’s Department of Transportation safety rating; the proper functioning and availability of our management information and communication systems and other information technology assets; volatility of our stock price; our ability to maintain effective internal controls without material weaknesses; impairment of goodwill and other intangible assets; future outcomes of litigation; uncertainties in the interpretation of the 2017 Tax Cuts and Jobs Act and other tax laws; the ability to reduce, or control increases in, operating costs; changes in the Company’s business strategy that require the acquisition of new businesses, the disposition of businesses, and the ability to identify acceptable acquisition candidates and appropriate assets or businesses to be disposed, consummate acquisitions and dispositions, and integrate acquired operations; our ability to achieve our strategic plan; fluctuations in the results of Transport Enterprise Leasing, which are included as equity in income (loss) of affiliate in our financial statements; our Chairman of the Board and Chief Executive Officer and his wife control a large portion of our stock and have substantial control over us, which could limit other stockholders' ability to influence the outcome of key transactions, including changes of control; changes in methods of determining LIBOR or replacement of LIBOR; future share repurchases, if any; and the impact of the recent coronavirus outbreak or other similar outbreaks. Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

For further information contact:
Richard B. Cribbs, Senior Vice President of Strategy & Investor Relations, Treasurer
RCribbs@covenanttransport.com

For copies of Company information contact:
Theresa Ives, Executive Administrative Assistant
TIves@covenanttransport.com

Back to Form 8-K